Exhibit 10.11

June 5, 2008

AAA Capital Management Inc.
1300 Post Oak Blvd. #350
Houston, Texas 77056

Attention: Mr. Anthony Annunziato

Re:  Management Agreements Renewal

Dear Mr. Annunziato:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2009 and all other provisions of the Management Agreements will remain unchanged.

•	SB AAA Master Fund LLC
•	Salomon Smith Barney Orion Futures Fund L.P.
•	Smith Barney AAA Energy Fund L.P.
•	Salomon Smith Barney AAA Energy Fund L.P. II
•	Citigroup Diversified Futures Fund L.P.
•	CMF Institutional Futures Portfolio L.P.
•	Legion LTD AAA
•	Citigroup Energy Advisors Portfolio L.P.
•	Citigroup Global Futures Fund LTD.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC

By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director

AAA CAPITAL MANAGEMENT ADVISORS, LTD

By:	/s/ Anthony Annunziato

Print Name Anthony Annunziato

JM/sr